UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

___________

CENTRAL VIRGINIA BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P.O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code: (804) 403-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, Central Virginia Bankshares, Inc. (the “Company”) entered into separate and identical Change of Control Agreements, each dated as of April 21, 2009 (collectively, the “Agreements”), with Charles F. Catlett, III, its Senior Vice President and Chief Financial Officer and Leslie S. Cundiff , its Senior Vice President and Senior Credit Officer (each, the “Employee”).

The Agreements provide that, within three years following a “change of control” (as defined in the Agreements), the Employee’s position, authority, duties and responsibilities will be at least commensurate with those held prior to the change of control and will be performed at the location where the Employee was employed immediately preceding the control of control or the Company’s headquarters if within 35 miles of such location. The Agreements also provide that, within three years following a change of control, the Employee’s annual base salary will be at least equal to his or her salary prior to the change of control, and the Employee will have the opportunity to earn annual and other incentives generally applicable to peer employees of the Company, but in no event less favorable than such opportunity prior to the change of control.

If the Employee is terminated without cause or resigns for good reason within three years following a “change of control,” he or she will be entitled to the following:

•	annual salary at the rate in effect immediately prior to termination;
•	any earned and unpaid incentive or bonus compensation;
•

the product of his annual bonus for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the date of termination, and the denominator of which is 365;

•	any benefits or awards which pursuant to any plans, policies or programs have been earned or become payable, but which have not yet been paid;
•	an amount equal to 2.0 times the sum of the Employee’s salary at the rate in effect immediately prior to termination and his average bonus for the two most recently completed years; and
•	continuation of their then current benefits under group health and dental plans for thirty six months from the date of termination.

As previously disclosed, the Company issued preferred stock to the United States Department of the Treasury pursuant to the Capital Purchase Program on January 30, 2009. Since that time, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”), which imposes certain compensation restrictions on institutions that participate in the Capital Purchase Program. This law requires the Secretary of the Treasury to establish compensation standards, including a prohibition on payments to a senior executive officer for departure from the institution for any reason, except payment for services performed or benefits accrued. This standard is inconsistent with certain provisions of the Agreements. The Secretary of the Treasury has not

issued regulations that implement these provisions of the ARRA. Consequently, it is premature for us to predict how this new law may force us to change our compensation plans and policies, including the Agreements.

Copies of the Agreements are attached as Exhibits 10.1 and 10.2 to this report and are incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Change of Control Agreement dated as of April 21, 2009, by and between Central Virginia Bankshares, Inc. and Charles F. Catlett, III.

10.2	Change of Control Agreement dated as of April 21, 2009, by and between Central Virginia Bankshares, Inc. and Leslie S. Cundiff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.

Date: April 24, 2009	By:	/s/ Charles F. Catlett, III

Charles F. Catlett, III

Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Agreement dated as of April 21, 2009, by and between Central Virginia Bankshares, Inc. and Charles F. Catlett, III.

10.2	Change of Control Agreement dated as of April 21, 2009, by and between Central Virginia Bankshares, Inc. and Leslie S. Cundiff.